Exhibit 10.1

FORM OF

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 24, 2017 by and between SITO MOBILE, LTD., a Delaware corporation (the “Company”), and the Investor set forth on the signature page affixed hereto (the “Investor”). Capitalized terms used herein and not otherwise defined herein are defined in Section 6 hereof.

WHEREAS: Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, the number of units set forth on the signature page affixed hereto (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one warrant to purchase 0.25 shares of Common Stock (subject to adjustment) (each a “Warrant Share” and collectively, the “Warrant Shares”) at an exercise price of $6.25 per share (subject to adjustment) in the form attached hereto as Exhibit A (each a “Warrant” and collectively with the Common Stock, the “Securities”).

NOW THEREFORE, the Company and the Investor hereby agree as follows:

1.       PURCHASE OF SECURITIES.

Subject to the terms and conditions set forth in this Agreement, the Company and the Investor agree that the Company shall sell to the Investor, and the Investor shall purchase from the Company, the Units (with each Unit consisting of one share of Common Stock and one Warrant), and the Investor shall pay to the Company as the purchase price therefor, via wire transfer, the sum in cash set forth on the signature page hereto. The Common Stock, upon issuance and payment therefor as provided herein, shall be validly issued and fully paid and non-assessable. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Securities to the Investor under this Agreement. Unless otherwise mutually agreed between the Company and the Investor, the purchase of Securities shall be pursuant to a take-down off the Shelf Registration Statement (as defined in Section 4(a) hereto).

The obligations of the Company and the Investor hereunder are expressly conditioned upon the approval by the Board of Directors of the Company of the Transaction Documents and the offer and sale of Securities hereunder (the “Board Approval”). At any time prior to the Board Approval, the Investor may cancel and revoke this Agreement by notice to the Company and have no further obligations hereunder. If Board Approval has not occurred prior to August 1, 2017, the parties shall be released of all further obligations under this Agreement and this Agreement shall be of no further effect.

2.       INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof:

a.       Organization and Existence. The Investor, if the Investor is an entity, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority, and if the Investor is a natural person, all requisite power and authority, to invest in the Securities pursuant to this Agreement.

b.       Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which the Investor is a party have been duly authorized and each will constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

c.       Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. Neither the Investor nor any Affiliate of the Investor is a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

d.        Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

e.        Disclosure of Information. The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges the availability the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”) on the SEC’s website at www.sec.gov. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

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f.       Accredited Investor. The Investor is, and on the date the Investor exercises any of its Warrants it will be, an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

g.       No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

h.       Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

i.        Trading Price. The Investor acknowledges that while the per share purchase price has been determined through negotiations with third-party unaffiliated investors, the Company’s stock is thinly traded, and accordingly the trading price of the Company’s stock may not accurately reflect the current value of the Company.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that as of the date hereof:

a.       Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to be in good standing or so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

b.        Authorization. Upon the Board Approval, the Company will have all corporate power and authority and will have taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities Upon the Board Approval, this Agreement will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

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c.       Valid Issuance. The shares of Common Stock have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor or similar investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor or similar investors in the Offering. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants.

d.       Consents. Upon the Board Approval, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities will require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and Principal Market listing requirements and post-sale filings pursuant to applicable state and federal securities laws that the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii)  issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.

e.       SEC Filings; Financial Statements. The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, except for normal year-end audit adjustments and as otherwise as permitted by Form 10-Q under the 1934 Act).

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f.       No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investor through the EDGAR system), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, except as which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except as which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

g.       Litigation. Except as described in the SEC Filings or in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; which pending actions, suits or proceedings has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate and to the Company’s Knowledge, no such actions, suits or proceedings are threatened.

h.       Registration Statement. The Shelf Registration Statement has been declared effective by the SEC, and no stop order has been issued or is pending or, to the Company’s Knowledge, threatened by the SEC with respect thereto. As of the date hereof, the Company has a dollar amount of securities registered and unsold under the Shelf Registration Statement, which is not less than the amount necessary to register the Securities on the date hereof.

4.       COVENANTS.

a.       Filing of Form 8-Ks and Prospectus Supplements. The Company agrees that it shall, within the time required under the 1934 Act, file any Current Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby. The Company shall file within two (2) Business Days from the date hereof a prospectus supplement to the Company’s existing shelf registration statement on Form S-3 (File No. 333-213221, the “Shelf Registration Statement”) covering the sale of the Units (the “Prospectus Supplement”). The Shelf Registration Statement (including any amendments or supplements thereto and prospectuses or prospectus supplements, including the Prospectus Supplement, contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b.       Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the sale of the Securities to the Investor under this Agreement and (ii) any subsequent sale of the Securities by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

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c.       Listing. The Company shall promptly secure the listing of all of the shares of Common Stock and Warrant Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

5.       TRANSFER AGENT INSTRUCTIONS.

All of the Common Stock to be issued under this Agreement shall be issued without any restrictive legend. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Common Stock in the name of the Investor for the Securities (the “Irrevocable Transfer Agent Instructions”). The Company warrants to the Investor that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to the Transfer Agent with respect to the Common Stock and the Common Stock shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

6.       CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

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“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound that is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Principal Market” means the NASDAQ Capital Market.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and the Warrants.

“Transfer Agent” means the transfer agent of the Company or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

7.        MISCELLANEOUS.

(a)      Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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(b)      Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

(c)      Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)      Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)      Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the documents and instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)       Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

SITO Mobile, Ltd.

The Newport Corporate Center, 100 Town

Square Place, Suite 204

Jersey City, NJ 07310

Attention: Chief Financial Officer

E-mail: mark.delpriore@sitomobile.com

With a copy (which shall not constitute notice) to:

Pepper Hamilton LLP

620 Eighth Avenue, 37th Floor

New York, New York 10018-1405

Attention: Andrew Hulsh

E-mail: hulsha@pepperlaw.com

If to the Investor: to the addresses set forth on the signature pages hereto.

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or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign their rights or obligations under this Agreement.

(h)      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)       Publicity. The Investor shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Investor, their purchases hereunder or any aspect of this Agreement or the transaction contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Investor in connection with any such press release or other public disclosure at least one (1) Business Day prior to its release. The Investor must be provided with a copy thereof at least one (1) Business Day prior to any release or use by the Company thereof.

(j)       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transaction contemplated hereby.

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(k)      Survival. The representations and warranties of the Company and the Investor contained in Sections 2, 3 and 5 hereof, and the agreements and covenants set forth in Sections 4 and 7 hereof, shall survive the execution of this Agreement and the transaction contemplated herein or any termination of this Agreement.

(l)       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)     Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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IN WITNESS WHEREOF, the Investor and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

SITO MOBILE, LTD.

By:
Name: Thomas J. Pallack
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

INVESTOR:

By:
Name:
Title:

Name of Investor:	_______________________

Aggregate Purchase Price:	$ ______________________

Number of Units:	_______________________

Email Address:	_______________________

Address for Notice	_______________________

_______________________

_______________________

DTC Account Name:	_______________________

DTC Account Number:	_______________________

SSI/EIN Number:	_______________________

Any necessary wire/delivery instructions (please consult your broker or financial advisor):

[Signature Page to Securities Purchase Agreement]